                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                EMC CORPORATION
--------------------------------------------------------------------------------
              (Exact name of issuer as specified in its charter)


          Massachusetts                                04-2680009
---------------------------------         ------------------------------------
  (State or other jurisdiction            (IRS Employer Identification Number)
of incorporation or organization)

       35 Parkwood Drive, Hopkinton, Massachusetts 01748 (508) 435-1000
--------------------------------------------------------------------------------
(Address and telephone number, including area code, of registrant's principal executive offices)


                                EMC CORPORATION


                  Millennia III, Inc. 1996 Stock Option Plan
                  ------------------------------------------
                          Common Stock Option Program
                  ------------------------------------------
                           (Full title of the Plans)


                              Paul T. Dacier, Esq.
                       Vice President and General Counsel
                                EMC Corporation
                                171 South Street
                         Hopkinton, Massachusetts 01748
                                 (508) 435-1000
--------------------------------------------------------------------------------
           (Name, address and telephone number of agent for service)

                         ----------------------------
                                   Copy to:
                              Marilyn French, Esq.
                          Hutchins, Wheeler & Dittmar
                               101 Federal Street
                          Boston, Massachusetts 02110
                         ----------------------------


                        CALCULATION OF REGISTRATION FEE

                                                 Proposed      Proposed
                                                 Maximum       Maximum
    Title of                      Amount         Offering      Aggregate         Amount of
   Securities                     to be           Price        Offering        Registration
to be Registered               Registered(1)     Per Share       Price            Fee(2)
--------------------------     ------------      ---------     ---------       ------------
MILLENNIA III, INC.
1996 STOCK OPTION PLAN

Common Stock, par                 36,492(3)      $1.48         $54,008.16      $15.94
 value $.01 per share

COMMON STOCK OPTION PROGRAM

Common Stock, par               100,000(4)       $42.25        $4,225,000.00   $1,246.38
 value $.01 per share

================================================================================

(1) Also registered hereunder are such additional number of shares of common stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan and Agreements (as defined below) to which this Registration Statement relates.

(2) The registration fee has been calculated on the basis of the price at which the options may be exercised.

(3) Represents shares that may be issued upon exercise of options granted under the Millennia III, Inc. 1996 Stock Option Plan (the "Plan").

(4) Represents shares that may be issued to employees of certain subsidiaries of the Company upon exercise of options granted pursuant to non-qualified stock option agreements in the form filed herewith (the "Agreements").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
------   ---------------------------------------

     The Company hereby incorporates by reference the documents listed in (a) through (c) below. In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (prior to the filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

     (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, which contains either directly or by incorporation by reference audited financial statements for the Company's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or the Prospectus referred to in (a) above.

     (c) The description of the Company's Common Stock which is contained on Form 8-A filed by the Company under Section 12 of the Securities Exchange Act of 1934, as amended, on March 4, 1988.

Item 4.  Description of Securities
------   -------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel
------   --------------------------------------

     The consolidated financial statements of the Company as of December 31, 1997 and December 31, 1996 and for each of the three years in the period ended December 31, 1997 appearing in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 incorporated by reference in this Registration Statement have been incorporated by reference herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of such firm as experts in accounting and auditing.

     The validity of the authorization and issuance of the Common Stock offered hereby will be passed upon for the Company by Hutchins, Wheeler & Dittmar, a Professional Corporation, Boston, Massachusetts.

Item 6.  Indemnification of Directors and Officers
------   -----------------------------------------

     Section 67 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts provides as follows:

     "Section 67. Indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

     No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

     The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section.

     A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability."

     Section 7 of the By-Laws of the Company provides as follows:

     "SECTION 7.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
      ---------

     The corporation shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who act at its request as directors, officers or trustees of another organization or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a director or officer, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation (any person serving another organization in one or more of the indicated capacities at the request of the corporation who shall have acted in good faith in the reasonable belief that his action was in the best interests of such other organization to be deemed as having acted in such manner with respect to the corporation) or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amounts so paid to the corporation if it is ultimately determined that indemnification for such expenses is not authorized under this
Section 7. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director or officer may be entitled. As used in this section, the terms, "director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in this Section shall affect any rights to indemnification to which corporate personnel other than directors or officers may be entitled by contract or otherwise under law."

Item 7.   Exemption from Registration Claimed
------    -----------------------------------

          Not applicable.

Item 8.  Exhibits
------   --------

Number Description
------------------

    3.1 Articles of Organization, as amended. Incorporated by reference from Registration Statement on Form S-1 of the Registrant filed February 26, 1986, as amended (File No. 33-3656), from Registration Statement on Form S-1 of the Registrant, as amended (File No. 33-17218), from the Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1993 (File No. 0-14367), from the Registration Statement on Form S-1 of the Registrant, as amended (File No. 33-67224), from the Registrant's Report on Form 8-K dated November 19, 1993 and from the Registrant's Report on Form 8-K filed May 26, 1995.

    3.2 Bylaws, as amended. Incorporated by reference from Registration Statement on Form S-3 of the Registrant filed August 5, 1998, as amended (File No. 333-60177).

    4.1   Millennia III, Inc. 1996 Stock Option Plan

    4.2 Form of Stock Option Agreement used in connection with the Registrant's Common Stock Option Program

    5.1   Opinion of Hutchins, Wheeler & Dittmar, a Professional Corporation.

    23.1  Consent of PricewaterhouseCoopers LLP, Independent Public Accountants

    23.2 Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation (included in Exhibit 5.1)

Item 9.   Undertakings
------    ------------

    The undersigned Registrant hereby undertakes the following:

    (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
        Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The undersigned registrant hereby undertakes, that, insofar as indemnification for liabilities arising under The Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hopkinton, Massachusetts on August 10, 1998.

                             EMC CORPORATION

                                  /s/ William J. Teuber, Jr.
                             By:  ___________________________________
                                      William J. Teuber, Jr.,
                                      Vice President and
                                      Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS THAT each person whose signature appears below severally constitutes and appoints Colin G. Patteson, William J. Teuber, Jr. and Paul T. Dacier, and each of them singly, with the power to act without the other, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                      TITLE                        DATE

/s/ Richard J. Egan
__________________________   Chairman of the Board of Directors         August 10, 1998
RICHARD J. EGAN              (Principal Executive Officer)

/s/ Michael C. Ruettgers
__________________________   President and Chief Executive Officer      August 10, 1998
MICHAEL C. RUETTGERS         and Director

/s/ Colin G. Patteson
__________________________   Senior Vice President, Chief               August 10, 1998
COLIN G. PATTESON            Administrative Officer and Treasurer
                             (Principal Financial Officer)

/s/ William J. Teuber, Jr.
__________________________   Vice President and Chief Financial         August 10, 1998
WILLIAM J. TEUBER, JR.       Officer (Principal Accounting Officer)



/s/ Michael J. Cronin     Director                                   August 10, 1998
_______________________
MICHAEL J. CRONIN

/s/ John F. Cunningham    Director                                   August 10, 1998
_______________________
JOHN F. CUNNINGHAM

/s/ John R. Egan          Director                                   August 10, 1998
_______________________
JOHN  R. EGAN

/s/ Maureen E. Egan       Director                                   August 10, 1998
_______________________
MAUREEN E. EGAN

/s/ W. Paul Fitzgerald    Director                                   August 10, 1998
_______________________
W. PAUL FITZGERALD

/s/ Joseph F. Oliveri     Director                                   August 10, 1998
_______________________
JOSEPH F. OLIVERI

Item 8. Exhibits
----------------

Number   Description
------   -----------

3.1 Articles of Organization, as amended. Incorporated by reference from Registration Statement on Form S-1 of the Registrant filed February 26, 1986, as amended (File No. 33-3656), from Registration Statement on Form S-1 of the Registrant, as amended (File No. 33-17218), from the Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1993 (File No. 0-14367), from the Registration Statement on Form S-1 of the Registrant, as amended (File No. 33-67224), from the Registrant's Report on Form 8-K dated November 19, 1993 and from the Registrant's Report on Form 8-K filed May 26, 1995.

3.2 Bylaws, as amended. Incorporated by reference from Registration Statement on Form S-3 of the Registrant filed August 5, 1998, as amended (File No. 333-60177).

4.1      Millennia III, Inc. 1996 Stock Option Plan

4.2 Form of Stock Option Agreement used in connection with the Registrant's Common Stock Option Program

5.1      Opinion of Hutchins, Wheeler & Dittmar, a Professional Corporation.

23.1     Consent of PricewaterhouseCoopers LLP, Independent Public Accountants

23.2 Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation (included in Exhibit 5.1)